June 10, 2026 Exhibit 5.1

Atossa Therapeutics, Inc.
1448 NW Market Street, Suite 500
Seattle, WA 98107

Re: Atossa Therapeutics, Inc.
Registration Statement on Form S-3 (File No. 333-279367)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-279367 (the “Registration Statement”), of Atossa Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated June 10, 2026 (the “Prospectus Supplement”), in connection with the offering by the Company of (i) up to 1,363,638 shares of the Company’s common stock (the “Common Stock”), par value $0.18 per share (the “Shares”), (ii) Series A warrants (the “Series A Warrants”) to purchase an aggregate of 1,363,637 shares of Common Stock and Series B warrants (the “Series B Warrants”, and together with the Series A Warrants, the “RDO Warrants”) to purchase an aggregate of 1,363,637 shares of Common Stock (the shares of Common Stock issuable upon exercise of the RDO Warrants, the “RDO Warrant Shares”), and (iii) warrants (the “Placement Agent Warrants”) to purchase an aggregate of up to 122,727 shares of Common Stock (such shares issuable upon exercise of the Placement Agent Warrants, the “Placement Agent Warrant Shares”). The RDO Warrants and the Placement Agent Warrants are collectively referred to herein as the “Warrants.” The RDO Warrant Shares and the Placement Agent Warrant Shares are collectively referred to herein as the “Warrant Shares.”

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates, the form of Series A Warrant, the form of Series B Warrant, the form of Placement Agent Warrant and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

June 10, 2026 Page 2

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Warrants, when issued and sold as described in the Registration Statement, assuming a sufficient number of Warrant Shares are at the time available for issuance, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing, and (iii) the Warrant Shares, when issued upon a valid exercise of the Warrants in accordance with their terms, will have been duly authorized and validly issued and will be fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours, /s/ Gibson, Dunn & Crutcher LLP